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570619106                                                           Page 9 of 10
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         EXHIBIT 2
         to SCHEDULE 13D


                         GENERAL ATLANTIC PARTNERS, LLC
                                3 Pickwick Plaza
                               Greenwich, CT 06830

                                                          January 4, 2005

                                POWER OF ATTORNEY

The undersigned, General Atlantic Partners, LLC, a Delaware limited liability company, with its principal office at 3 Pickwick Plaza, Greenwich, Connecticut, United States of America (the "Limited Liability Company"), by its duly authorized Executive Managing Member, Steven A. Denning, a U.S. citizen, of full legal age, hereby constitutes and appoints Thomas J. Murphy, a U.S. citizen, of full legal age, its true and lawful attorney-in-fact and agent, in any and all capacities, to execute and deliver any and all documents and instruments (including, without limitation, all documents and instruments necessary or required to open and close accounts with commercial banking and investment banking institutions and all documents and instruments necessary or required in connection with the settlement of any securities trading) and to make any governmental filings on behalf of the Limited Liability Company, in each case as fully to all intents and purposes as a Managing Member of the Limited Liability Company might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done. This power of attorney shall expire on January 6, 2006.

                                           GENERAL ATLANTIC PARTNERS, LLC


                                           By:  /s/ Steven A. Denning
                                                --------------------------------
                                                Steven A. Denning
                                                Executive Managing Member


STATE OF CONNECTICUT     )
                         : ss.
COUNTY OF FAIRFIELD      )

On the 4th day of January 2005, before me personally came Steven A. Denning, to me known, and known to me to be the individual described in, and who executed the foregoing document, and he acknowledged to me that he executed the same.


   /s/ Natalie J. Wagner
-------------------------------
       Notary Public